EXHIBIT 99.1

News Release

Westmoreland Reports First Quarter 2017 Results; Reiterates Full-Year Guidance

Englewood, CO – May 15, 2017 - Westmoreland Coal Company (Nasdaq:WLB) today reported financial results for the first quarter 2017 and reiterated its 2017 guidance.

First Quarter Highlights

•	Revenues of $339.7 million from 12.4 million tons sold

•	Net loss applicable to common shareholders of $36.8 million, or $1.98 per share

•	Adjusted EBITDA of $88.2 million, including approximately $47 million accelerated from the Capital Power payment

•	Cash flow used in operating activities of $0.7 million

•	Free cash flow of $42.6 million, which also includes the accelerated Capital Power payment

“We remain on track to achieve our full year guidance, despite a challenging first quarter," said Westmoreland Chief Executive Officer, Kevin Paprzycki. "Our adjusted EBITDA and cash flow were impacted during the quarter by low weather-related demand. We also performed dragline repairs and worked through some challenging parts of our mine plan. Our operators took proactive steps to minimize the impact of these headwinds, and I'm pleased that we now have these factors behind us. This quarter’s results demonstrate the resiliency of our model in that, despite an unusual set of challenges, we produced positive free cash flow.”

Safety

Westmoreland's safety metrics are below.

	Three Months Ended March 31, 2017
	Reportable Rate	Lost Time Rate
U.S. Surface Operations	1.82	1.51
U.S. National Surface Average	1.35	0.82
Percentage	135%	184%

U.S. Underground Operations	1.64	0.82
U.S. National Underground Average	4.95	3.56
Percentage	33%	23%

Canadian Operations	0.69	0.34

Consolidated and Segment Results

Consolidated adjusted EBITDA for the first quarter of 2017 was $88.2 million. As expected, revenue in the Coal-US segment was lower due to the expiration of the Jewett and Beulah coal supply contracts. Unfavorable weather also impacted all operating segments, particularly Coal -WMLP, where mild weather in Ohio added to the existing softness in price and demand. Heavy snowfall, followed by heavy rain, at the Kemmerer mine, lowered first quarter deliveries and increased costs. Operational challenges, including dragline repairs in Canada and temporary mining in a lower-yield area of certain mines in both the Coal - Canada and Coal - WMLP segments, drove lower sales and increased costs. Offsetting these declines was the effect of the early repayment of loan and lease receivables by Capital Power, of which approximately $47 million represented accelerated collections in the first quarter of 2017. Adjusted EBITDA also benefited from an additional month of San Juan operations compared with the previous year.

EXHIBIT 99.1

Cash Flow and Liquidity

Westmoreland’s free cash flow through March 31, 2017, was $42.6 million, including the benefit from the early repayment of loan and lease receivables. Free cash flow is the net of cash flow used in operations of $0.7 million, less capital expenditures of $7.2 million, plus net cash collected for the loan and lease receivables of $50.5 million. Included in cash flow used in operations were cash uses for interest expense of $32.0 million, for asset retirement obligations of $10.7 million, and negative working capital of $3.2 million.

At March 31, 2017, cash and cash equivalents on hand totaled $75.4 million, a $15.4 million increase from year end. The increase was comprised of free cash flow generation of $42.6 million; net cash debt reductions including capital lease payments of $22.4 million; a $3.6 million reserve acquisition and other non-operating cash uses of $1.2 million.

Gross debt plus capital lease obligations at quarter end totaled $1.1 billion, of which $324.4 million resides at Westmoreland Resource Partners, LP and $802.7 million resides at Westmoreland Coal Company. There was $33.4 million available to draw, net of letters of credit, on Westmoreland's revolving credit facility. An additional $14.7 million was available to Westmoreland Resource Partners through its revolving credit facility, which is not available to the parent for borrowings. No amounts had been drawn on either revolving credit facility as of March 31, 2017.

Full-Year Guidance

Westmoreland reiterated its 2017 guidance, which includes the impact of the early repayment of loan and lease receivables related to the Genesee mine, as follows:

Guidance Summary	2017
Coal tons sold	40 - 50 million tons
Adjusted EBITDA	$280 - $310 million
Free cash flow	$115 - $140 million
Capital expenditures	$40 - $50 million
Cash interest	approximately $95 million

Notes

Westmoreland presents certain non-GAAP financial measures, including adjusted EBITDA and free cash flow, that management believes provide meaningful supplemental information and provide meaningful comparability to prior periods. Reconciliations of non-GAAP to GAAP measures are presented in the accompanying tables.

Conference Call

Westmoreland Coal Company will host its earnings conference call on May 15, 2017, at 10:00 a.m. Eastern Time.

Participants may join the call using the numbers below:

Toll Free:     1-844-WCC-COAL (844-922-2625)
International:     1-201-689-8584
Webcast        www.westmoreland.com/investors/investor-webcasts

A replay of the teleconference will be available until June 5, 2017 and can be accessed using the information below:

Replay:         1-877-481-4010 or 1-919-882-2331
Replay ID:     10368
Webcast        www.westmoreland.com/investors/investor-webcasts

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. Westmoreland’s coal operations include surface coal mines in the United States and Canada, underground coal mines in Ohio and New Mexico, a char production facility, and a 50% interest in an activated carbon plant. Westmoreland also owns the general partner of and a majority interest in Westmoreland Resource Partners, LP, a publicly-traded coal master

EXHIBIT 99.1

limited partnership (NYSE:WMLP). Its power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina. For more information, visit www.westmoreland.com.

For further information please contact:

Gary Kohn, Chief Financial Officer
1-720-354-4467
gkohn@westmoreland.com

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on Westmoreland’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. Westmoreland cautions you against relying on any of these forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political, economic, business, competitive, market, weather and regulatory conditions.

Any forward-looking statements made by Westmoreland in this news release speak only as of the date on which it was made. Westmoreland undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Westmoreland Coal Company and Subsidiaries
Summary Consolidated and Operating Segment Data (Unaudited)

	Three Months Ended March 31,
			Increase / (Decrease)
	2017	2016	$	%
	(In thousands, except tons sold data)
Westmoreland Consolidated
Revenues	$339,737	$355,854	$(16,117)	(4.5)%
Operating (loss) income	(11,088)	7,619	(18,707)	*
Adjusted EBITDA	88,217	63,651	24,566	38.6%
Tons sold—millions of equivalent tons	12.4	13.8	(1.4)	(10.1)%

Coal - U.S.
Revenues	$137,368	$155,990	$(18,622)	(11.9)%
Operating income	4,336	7,667	(3,331)	(43.4)%
Adjusted EBITDA	27,469	30,350	(2,881)	(9.5)%
Tons sold—millions of equivalent tons	4.7	6.0	(1.3)	(21.7)%

Coal - Canada
Revenues	$109,015	$93,756	$15,259	16.3%
Operating (loss) income	(7,104)	12,103	(19,207)	*
Adjusted EBITDA	59,235	23,325	35,910	154.0%
Tons sold—millions of equivalent tons	6.0	5.8	0.2	3.4%

Coal - WMLP
Revenues	$74,805	$92,481	$(17,676)	(19.1)%
Operating income	1,282	809	473	58.5%
Adjusted EBITDA	12,869	19,280	(6,411)	(33.3)%
Tons sold—millions of equivalent tons	1.7	2.0	(0.3)	(15.0)%

Power
Revenues	$21,227	$21,995	$(768)	(3.5)%
Operating loss	(753)	(5,801)	5,048	87.0%
Adjusted EBITDA	(3,373)	(3,348)	(25)	(0.7)%
____________________
* Not meaningful

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Revenues	$339,737	$355,854
Cost, expenses and other:
Cost of sales	284,604	281,125
Depreciation, depletion and amortization	36,567	37,015
Selling and administrative	30,426	27,399
Heritage health benefit expenses	3,298	3,015
(Gain) loss on sale/disposal of assets	(166)	336
Derivative (gain) loss	(2,384)	2,600
Income from equity affiliates	(1,520)	(1,293)
Other operating gain	—	(1,962)
	350,825	348,235
Operating (loss) income	(11,088)	7,619
Other (expense) income:
Interest expense	(29,261)	(28,927)
Interest income	893	1,791
Loss on foreign exchange	(467)	(1,387)
Other income (loss)	2,158	(122)
	(26,677)	(28,645)
Loss before income taxes	(37,765)	(21,026)
Income tax benefit	(465)	(47,935)
Net (loss) income	(37,300)	26,909
Less net loss attributable to noncontrolling interest	(499)	(498)
Net (loss) income applicable to common shareholders	$(36,801)	$27,407
Net (loss) income per share applicable to common shareholders:
Basic and diluted	$(1.98)	$1.50
Weighted average number of common shares outstanding:
Basic	18,572	18,262
Diluted	18,572	18,269

Westmoreland Coal Company and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	March 31, 2017	December 31, 2016
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$75,438	$60,082
Receivables:
Trade	131,124	140,731
Loan and lease receivables	—	5,867
Other	11,053	13,261
Total receivables	142,177	159,859
Inventories	120,298	125,515
Other current assets	24,836	32,258
Total current assets	362,749	377,714
Land, mineral rights, property, plant and equipment	1,635,151	1,617,938
Less accumulated depreciation, depletion and amortization	818,032	782,417
Net property, plant and equipment	817,119	835,521
Loan and lease receivables, less current portion	—	44,474
Advanced coal royalties	18,837	18,722
Reclamation deposits	75,511	74,362
Restricted investments and bond collateral	145,642	144,913
Investment in joint venture	26,992	26,951
Other assets	63,966	62,252
Total Assets	$1,510,816	$1,584,909
Liabilities and Shareholders’ Deficit
Current liabilities:
Current installments of long-term debt	$72,710	$86,272
Accounts payable and accrued expenses:
Trade and other accrued liabilities	117,280	142,233
Interest payable	14,679	22,458
Production taxes	47,081	44,995
Postretirement medical benefits	14,892	14,892
Deferred revenue	19,984	15,253
Asset retirement obligations	31,362	32,207
Other current liabilities	20,121	20,964
Total current liabilities	338,109	379,274
Long-term debt, less current installments	1,019,432	1,022,794
Postretirement medical benefits, less current portion	309,217	308,709
Pension and SERP obligations, less current portion	43,819	43,982
Deferred revenue, less current portion	13,524	16,251
Asset retirement obligations, less current portion	457,166	451,834
Other liabilities	52,171	52,182
Total liabilities	2,233,438	2,275,026
Shareholders’ deficit:
Common stock of $.01 par value: Authorized 30,000,000 shares; Issued and outstanding 18,572,233 at March 31, 2017 and 18,570,642 at December 31, 2016	186	186
Other paid-in capital	249,441	248,143
Accumulated other comprehensive loss	(175,037)	(179,072)
Accumulated deficit	(794,536)	(757,367)
Total shareholders’ deficit	(719,946)	(688,110)
Noncontrolling interests in consolidated subsidiaries	(2,676)	(2,007)
Total deficit	(722,622)	(690,117)
Total Liabilities and Shareholders' Deficit	$1,510,816	$1,584,909

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net (loss) income	$(37,300)	$26,909
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	36,567	37,015
Accretion of asset retirement obligation	11,295	7,007
Share-based compensation	1,347	2,580
Non-cash interest expense	2,296	2,269
Amortization of deferred financing costs	2,626	3,214
(Gain) loss on derivative instruments	(2,384)	2,600
Loss on foreign exchange	467	1,387
Income from equity affiliates	(1,520)	(1,293)
Distributions from equity affiliates	1,671	1,451
Deferred income tax benefit	(465)	(47,973)
Other	(1,474)	(2,926)
Changes in operating assets and liabilities:
Receivables	12,250	(10,052)
Inventories	5,156	(7,323)
Accounts payable and accrued expenses	(21,905)	7,698
Interest payable	(7,787)	(5,600)
Deferred revenue	2,005	3,389
Other assets and liabilities	7,104	(18,247)
Asset retirement obligations	(10,659)	18,449
Net cash (used in) provided by operating activities	(710)	20,554
Cash flows from investing activities:
Additions to property, plant and equipment	(7,210)	(5,548)
Change in restricted investments	(1,171)	(3,172)
Cash payments related to acquisitions	(3,580)	(126,865)
Proceeds from sales of assets	466	1,626
Receipts from loan and lease receivables	50,488	1,620
Payments related to loan and lease receivables	—	(312)
Other	(293)	79
Net cash provided by (used in) investing activities	38,700	(132,572)
Cash flows from financing activities:
Borrowings from long-term debt, net of debt discount	—	121,225
Repayments of long-term debt	(22,368)	(9,018)
Borrowings on revolving lines of credit	123,200	77,500
Repayments on revolving lines of credit	(123,200)	(79,500)
Debt issuance costs and other refinancing costs	—	(2,927)
Other	(178)	(262)
Net cash (used in) provided by financing activities	(22,546)	107,018
Effect of exchange rate changes on cash	(88)	(182)
Net increase (decrease) in cash and cash equivalents	15,356	(5,182)
Cash and cash equivalents, beginning of period	60,082	22,936
Cash and cash equivalents, end of period	$75,438	$17,754
Supplemental disclosures of cash flow information:
Cash paid for interest	$31,951	$30,397

Westmoreland Coal Company and Subsidiaries
Non-GAAP Reconciliations (Unaudited)

The tables below show how the Company calculates and reconciles to the most directly comparable GAAP financial measures EBITDA, Adjusted EBITDA (including a breakdown by segment), and free cash flow.

EBITDA, Adjusted EBITDA, and free cash flow are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. EBITDA, Adjusted EBITDA, and free cash flow are included in this news release because they are key metrics used by management to assess Westmoreland’s operating performance and as a basis for strategic planning and forecasting. Westmoreland believes that EBITDA, Adjusted EBITDA, and free cash flow are useful to an investor in evaluating the Company’s operating performance because these measures:

•
are used widely by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	are used by rating agencies, lenders and other parties to evaluate creditworthiness; and

•
help investors to more meaningfully evaluate and compare the results of Westmoreland’s operations from period to period by removing the effect of the Company’s capital structure and asset base from the Company’s operating results.

Neither EBITDA, Adjusted EBITDA, nor free cash flow are measures calculated in accordance with GAAP. The items excluded from EBITDA, Adjusted EBITDA, and free cash flow are significant in assessing Westmoreland’s operating results. EBITDA, Adjusted EBITDA, and free cash flow have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results as reported under GAAP.
Other companies in Westmoreland’s industry and in other industries may calculate EBITDA, Adjusted EBITDA, and free cash flow differently from the way that Westmoreland does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA, Adjusted EBITDA, and free cash flow should not be considered as measures of discretionary cash available to the Company to invest in the growth of its business. Westmoreland compensates for these limitations by relying primarily on its GAAP results and using EBITDA, Adjusted EBITDA, and free cash flow only as supplemental data.

EBITDA and Adjusted EBITDA

EBITDA (earnings before interest expense, interest income, income taxes, depreciation, depletion, amortization and accretion expense) and Adjusted EBITDA are non-GAAP measures that do not reflect the Company’s cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments; do not reflect income tax expenses or the cash requirements necessary to pay income taxes; do not reflect changes in, or cash requirements for, the Company’s working capital needs; and do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of the Company’s debt obligations. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Westmoreland considers Adjusted EBITDA to be useful because it reflects operating performance before the effects of certain non-cash items and other items that it believes are not indicative of core operations. The Company uses Adjusted EBITDA to assess operating performance.

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Adjusted EBITDA by Segment
Coal - U.S.	$27,469	$30,350
Coal - Canada	59,235	23,325
Coal - WMLP	12,869	19,280
Power	(3,373)	(3,348)
Heritage	(3,670)	(3,481)
Corporate	(4,313)	(2,475)
Total	$88,217	$63,651

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Reconciliation of Net (Loss) Income to Adjusted EBITDA
Net (loss) income	$(37,300)	$26,909
Income tax benefit	(465)	(47,935)
Interest income	(893)	(1,791)
Interest expense	29,261	28,927
Depreciation, depletion and amortization	36,567	37,015
Accretion of asset retirement obligation	11,295	9,618
Amortization of intangible assets and liabilities	(267)	(167)
EBITDA	38,198	52,576
Loss on foreign exchange	467	1,387
Acquisition-related costs	—	435
Customer payments received under loan and lease receivables (1)	50,489	2,660
Derivative (gain) loss	(2,384)	2,600
Loss on sale/disposal of assets and other adjustments	100	1,413
Share-based compensation	1,347	2,580
Adjusted EBITDA	$88,217	$63,651
___________________

(1)
Represents a return of and on capital. These amounts are not included in operating income or operating cash flows as the capital outlays are treated as loan and lease receivables, but are included within Adjusted EBITDA so that the cash received is treated consistently with all other contracts that do not result in loan and lease receivable accounting. On March 24, 2017, Westmoreland received $52.5 million from its customer at the Genesee mine, representing an accelerated repayment of all outstanding loan and lease receivables. While Westmoreland will continue to provide contract mining services at the Genesee mine, all future capital expenditures at the Genesee mine will be funded by the customer. Accordingly, there will be no additional payments from the customer at the Genesee mine in the form of loan and lease repayments, but Westmoreland will earn a management fee pursuant a contract mining arrangement.

Free Cash Flow

Free cash flow represents net cash provided by (used in) operating activities less additions to property, plant and equipment (“CAPEX” or “capital expenditures”) plus net customer payments received under loan and lease receivables. Free cash flow is a non-GAAP measure and should not be considered as an alternative to cash and cash equivalents, cash flow from operations, cash flow from investing activities, cash flow from financing activities, net income (loss) or any other measure of performance presented in accordance with GAAP. Free cash flow is intended to represent cash flow available to satisfy our debts, after giving consideration to those expenses required to maintain our assets and infrastructure. Accordingly, although free cash flow is not a measure of performance calculated in accordance with GAAP, the Company believes free cash flow is useful to investors because it allows analysts and others in the industry to assess performance, liquidity and ability to satisfy debt requirements.

Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow	Three Months Ended March 31,
	2017	2016
	(In thousands)
Net cash (used in) provided by operating activities	$(710)	$20,554
Less cash paid for property, plant and equipment	(7,210)	(5,548)
Net customer payments received under loan and lease receivables	50,488	1,308
Free cash flow	$42,568	$16,314

Reconciliations of EBITDA and Adjusted EBITDA for Restated Periods

In the Company's Form 10-K for the year ended December 31, 2016, Westmoreland restated certain financial information, including its consolidated statements of operations for the year ended December 31, 2015, and its unaudited quarterly financial information for 2016 and 2015. Presented below are reconciliations of EBITDA and Adjusted EBITDA for each of the quarters in the years ended December 31, 2016 and 2015, as restated, and are provided for reference.

EBITDA and Adjusted EBITDA are non-GAAP measures. See "EBITDA and Adjusted EBITDA" above for further explanation of these measures.

	Three Months Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
	(In thousands)
Adjusted EBITDA by Segment
Coal - U.S.	$30,350	$20,848	$38,020	$37,347
Coal - Canada	23,325	14,342	18,562	32,181
Coal - WMLP	19,280	16,303	22,686	21,044
Power	(3,348)	614	507	5,854
Heritage	(3,481)	(3,518)	(3,326)	(3,083)
Corporate	(2,475)	(3,033)	(2,916)	(4,228)
Total	$63,651	$45,556	$73,533	$89,115

	Three Months Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
	(In thousands)
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$26,909	$(29,397)	$(18,607)	$(7,777)
Income tax expense (benefit)	(47,935)	(100)	(1,625)	1,601
Interest income	(1,791)	(2,356)	(1,374)	(1,914)
Interest expense	28,927	30,860	30,882	31,150
Depreciation, depletion and amortization	37,015	35,223	40,859	72,170
Accretion of ARO	9,618	10,332	10,280	10,193
Amortization of intangible assets and liabilities	(167)	(260)	(225)	(158)
EBITDA	52,576	44,302	60,190	105,265
(Gain) loss on foreign exchange	1,387	364	(220)	(816)
Acquisition-related costs	435	133	—	—
Customer payments received under loan and lease receivables	2,660	2,727	2,582	5,095
Derivative loss (gain)	2,600	(5,878)	5,442	(26,219)
Loss on sale/disposal of assets and other adjustments	1,413	1,954	4,148	4,131
Share-based compensation	2,580	1,954	1,391	1,659
Adjusted EBITDA	$63,651	$45,556	$73,533	$89,115

	Three Months Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
	(In thousands)
Adjusted EBITDA by Segment
Coal - U.S.	$23,121	$17,208	$16,884	$19,922
Coal - Canada	23,702	32,702	21,439	27,901
Coal - WMLP	19,005	15,175	15,648	16,306
Power	(2,613)	(614)	75	3,895
Heritage	(3,348)	(2,401)	(2,950)	(6,897)
Corporate	(2,202)	(3,980)	(3,224)	(1,922)
Total	$57,665	$58,090	$47,872	$59,205

	Three Months Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
	(In thousands)
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(16,024)	$(39,415)	$(52,875)	$(110,781)
Income tax expense (benefit)	2,040	7,556	4,362	(33,848)
Interest income	(2,140)	(2,567)	(1,555)	(1,731)
Interest expense	23,999	24,850	25,865	26,597
Depreciation, depletion and amortization	39,908	36,332	37,240	26,848
Accretion of ARO	9,702	9,748	9,812	9,630
Amortization of intangible assets and liabilities	(253)	(253)	(250)	(254)
EBITDA	57,232	36,251	22,599	(83,539)
Restructuring charges	553	103	—	—
(Gain) loss on foreign exchange	(2,109)	1,313	(1,678)	(1,200)
Loss on extinguishment of debt	—	—	5,385	—
Loss on impairment	—	—	—	136,210
Acquisition-related costs	1,400	—	3,070	1,489
Customer payments received under loan and lease receivables	4,103	11,418	8,731	2,876
Derivative loss (gain)	(5,276)	6,178	5,815	(1,130)
Loss on sale/disposal of assets and other adjustments	240	703	2,008	2,339
Share-based compensation	1,522	2,124	1,942	2,160
Adjusted EBITDA	$57,665	$58,090	$47,872	$59,205